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EXHIBIT 10.2

                          KONTRON EMBEDDED COMPUTERS AG
                           Oskar-von-Miller Strasse 1
                              85386 Eching, Germany

                                 August 16, 2000


Industrial-Works Holding Co., LLC
19200 Von Karman Avenue, Suite 400
Irvine, CA 92612

Gentlemen:

         Re: Amendment to Option to Purchase Bearer Shares of Kontron

This letter confirms our agreement with respect to the amendment of the Option to Purchase dated as of June 29, 2000 (the "Second Option"), issued by Kontron Embedded Computers AG (the "Company") in favor of Industrial-Works Holding Co., LLC ("Holder"). Terms used but not defined herein are used as defined in the Second Option.

         1. Title of Second Option. The title of the Second Option is hereby amended in its entirety to read as follows:

                               OPTION TO PURCHASE
                              62,000 BEARER SHARES
                                WITHOUT PAR VALUE

         2. Increase in Number of Kontron Shares and FieldWorks Shares. The first preliminary paragraph of the Second Option is hereby amended in its entirety to read as follows:

                  This Option is issued for value received, in consideration of the execution and delivery of that certain Purchase and Option Agreement, dated as of June 29, 2000 (the "FWRX Agreement") by and among, Fieldworks, Incorporated, a Minnesota corporation ("Fieldworks"), FWRKS Acquisition Corp., a wholly owned subsidiary of Kontron Embedded Computers AG, the issuer of this Option, Industrial-Works Holding Co., LLC, a Delaware limited liability company ("Purchaser"). Purchaser for such consideration and its successors or permitted assigns ("Holder"), is entitled to purchase from Kontron Embedded Computers AG, a German corporation (the "Company"), 62,000 fully paid and nonassessable no par bearer shares of the Company (the "Kontron Shares"; the "Company Stock"), in exchange for a number of shares of Series B Convertible Preferred Stock of Fieldworks and Series C Convertible Preferred Stock of Fieldworks held by the Purchaser, which preferred shares are convertible into an aggregate of 3,400,000 shares of common stock of Fieldworks (collectively, the "Fieldworks Shares"; the "Exercise Price").
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         3.       Partial Exercise; Extension Expiration Date. The second
                  preliminary paragraph of the Second Option is hereby amended in its entirety to read as follows: This Option may be exercised with respect to 42,000 Kontron Shares after October 1, 2000 and prior to the Closing Date (the "First Exercise"), and with respect to the remaining 20,000 Kontron Shares on the Closing Date (the "Second Exercise"). The Exercise Price shall be allocated between the First Exercise and the Second Exercise in a manner consistent with the allocation of Kontron Shares between the First Exercise and the Second Exercise. If the transactions contemplated by the FWRX Agreement fail to close on or before February 15, 2001, or if this Option is not exercised on or prior to the Closing Date of such transactions (as defined in the FWRX Agreement)(the "Closing Date"), this Option shall expire and shall become null and void.

         4. Notice of Exercise. Section 1 of the Second Option is hereby amended in its entirety to read as follows: If the Holder elects to exercise its rights under this Option, the Holder shall provide notice to the Company after October 1, 2000 and on or prior to the Closing Date of its irrevocable intent to exercise this Option in accordance with the procedures described below (the "Notice"), which Notice shall state whether it refers to the First Exercise or the Second Exercise. Once given, the Notice shall be irrevocable, and, subject to Section 9, shall create a binding obligation upon the Holder to transfer the Fieldworks Shares specified in the Notice to the Company, and upon the Company to issue the Kontron Shares to the Holder in exchange for such Fieldworks Shares. Upon giving Notice to the Company, the Holder may not take any action to transfer, pledge, or otherwise encumber or dispose of, the Fieldworks Shares subject to the notice except in connection with this Option, unless the transactions contemplated hereby fail to close.

         5. Exercise. Section 2 of the Second Option is hereby amended in its entirety to read as follows: Following delivery of a Notice, the rights represented by this Option and such Notice shall be exercised by the Holder, for the number of the Kontron Shares specified therein, by delivery to the Company (or its designated representative) on the date of exercise with respect to the First Exercise, and on the Closing Date with respect to the Second Exercise, of payment to the Company in the form of one or more stock certificates representing the Fieldworks Shares, with stock powers properly endorsed and signatures guaranteed, in full payment of the Exercise Price for the Kontron Shares. The Kontron Shares shall be deemed to be issued as of the close of business on the date of exercise with respect to the First Exercise, and on the Closing Date with respect to the Second Exercise. Certificates for the Kontron Shares shall be delivered to Holder on the later of the date such Kontron Shares are deemed to be issued and the time Holder delivers the certificates representing the Exercise Price. If not delivered within such time, such certificates shall at Holder's option be replaced by cash having a value equal to the greatest value of the Kontron Shares in the period from date such Kontron Shares are deemed to be issued to the date three days after the Closing Date or, if later, February 28, 2001 (the "Cash Value"). Holder may, in lieu thereof, require specific performance of Kontron's obligation to deliver the Kontron Shares; and Holder, in its sole discretion,

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August 16, 2000-IWHC OPTION
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                  may require that Kontron deliver a bank guarantee from a major institutional bank satisfactory to Holder that guarantees Holder that it will receive the Cash Value on March 1, 2001, if Kontron has not delivered the certificates for the Kontron Shares on or before February 28, 2001.

         6. Conditions to Closing. Section 9 of the Second Option is hereby amended to confirm that the closing of the transactions contemplated by the First Exercise of the Option is not subject to the conditions specified therein, but that the closing of the transaction contemplated by the Second Exercise of the Option is subject to the conditions specified therein.

         7. Termination. Section 13 of the Second Option is hereby amended to extend the November 15, 2000 dates therein to February 15, 2001.

         8. Entire Agreement. This letter agreement supplements the existing Second Option, which shall continue to remain in full force and effect except as amended hereby.

         9. Binding Effect. Upon execution of this letter agreement by each of the parties hereto, this letter shall constitute and create, and shall be deemed to constitute and create, legally binding and enforceable obligations on the part of each party to this letter.

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August 16, 2000-IWHC OPTION
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If the foregoing terms and conditions are acceptable to you, please so indicate by signing and returning this letter.

                                        Very truly yours,

                                        KONTRON EMBEDDED COMPUTERS AG


                                        By: /s/ Hannes Niederauser
                                            ----------------------------------
                                            Hannes Niederhauser
                                            President and Member of
                                            Management Board



                                        By: /s/ Rudi Wieczorek
                                            ----------------------------------
                                            Rudi Wieczorek
                                            Chief Technical Officer and
                                            Member of Management Board

AGREED TO AND ACCEPTED:

INDUSTRIAL-WORKS HOLDING CO., LLC


By: /s/ Michael E. Johnson
    --------------------------------
    Michael E. Johnson
    Authorized Signatory

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August 16, 2000-IWHC OPTION